Exhibit 4.1

Jim Miles
SECRETARY OF STATE
FILED
APR 1 7 1998
AM 7 8 9 10 11 12 1 2 3 4 5 6 PM

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is **Bank of South Carolina Corporation**.

2. On **April 14, 1998**, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

   (Type or attach the complete text of Each Amendment)

   The Corporation hereby increases the number of authorized shares to 6,000,000.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

   NA

4. Complete either a or b, whichever is applicable.
   a. Amendment(s) adopted by shareholder action.
   At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the Meeting	Number of Undisputed* Shares Voted For	Against
Common	2,341,514	2,341,514	2,201,486	2,069,109	23,664

CERTIFIED TO BE A TRUE AND CORRECT COP
AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

APR 1 7 1998

SECRETARY OF STATE OF SOUTH CAROLI

*Note: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See 33-1-230(b)):

DATE: **April 14, 1998**

Bank of South Carolina Corporation
(Name of Corporation)

By: ______________________
(Signature)

Hugh C. Lane, Jr., President
(Type or Print Name and Office)

FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$ 10.00
Filing Tax	100.00
Total	$110.00

Form Approved by South Carolina
Secretary of State 1/89

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is **Bank of South Carolina Corporation**

2. Date of Incorporation **February 15, 1995**

3. Agent's Name and Address **William L. Hiott, Jr., Bank of South Carolina, 256 Meeting Street, Charleston, SC 29401.**

   Signature of Registered Agent

4. On **April 10, 2007**, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

   The Corporation hereby increases the number of authorized shares to 12,000,000.

   The Corporation hereby changes the Registered Agent to William L. Hiott, Jr. at the above address.

5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

   N/A

6. Complete either "a" or "b", whichever is applicable.

   a. ☒ Amendment(s) adopted by shareholder action.
   At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the Meeting	Number of Undisputed* Shares For	or Against
Common	**3,976,599**	**3,976,599**	**3,744,161**	**3,384,664**	**359,497**

Bank of South Carolina Corporation
Name of Corporation

***Note:** Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☐ The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)____________

DATE: February 11, 2009

Bank of South Carolina Corporation
Name of Corporation

[signature]
Signature

Hugh C. Lane, Jr. / President
Type or Print Name and Office

FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$ 10.00
Filing Tax	100.00
Total	**$110.00**

Return to: Secretary of State
P. O. Box 11350
Columbia, SC 29211